Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Saga Energy, Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Ilyas Chaudhary and Dading Soetarso, President and Chief Financial Officer of the Company, respectively, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 12, 2013

/s/ Ilyas Chaudhary

BY: Ilyas Chaudary

ITS: President and Chief Executive Officer

(Principal Executive Officer)

/s/ Ricardo Hsu

BY: Ricardo Hsu

ITS: Chief Financial Officer

(Principal Financial Officer and Principal Accounting Officer)